SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C.  20549

                            FORM 8-K / A-3

                            CURRENT REPORT
                 Pursuant to Section 13 or 15(d) of the
                    Securities Exchange Act of 1934


             Date of Report (Date of earliest event reported):
                          October 3, 1994

                         QUANTUM CORPORATION
          (Exact name of registrant as specified in its charter)

                              Delaware
              (State or other jurisdiction of incorporation)

      0-12390                          94-2665054
(Commission File No.)         (IRS Employer Identification No.)

                        500 McCarthy Boulevard
                          Milpitas, CA 95035
         (Address of principal executive offices and zip code)



                    Registrant's telephone number,
                 including area code:  (408) 894-4000




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The undersigned registrant hereby amends the following item of its
Current Report on Form 8-K dated October 3, 1994 which was filed on October 17, 1994 and amended on January 30, 1995, and on March 28, 1995 as set forth below.

ITEM 2.  Acquisitions or Dispositions of Assets

On July 18, 1994, Quantum Corporation (the "Company") entered into a Stock and Asset Purchase Agreement (the "Agreement"), as amended by Amendment No. 1, dated as of October 3, 1994 (the "Amendment No. 1"), as supplemented by the Supplemental Agreement to the Stock and Asset Purchase Agreement, dated as of October 3, 1994 (the "Supplemental Agreement") pursuant to which the Company agreed to acquire from Digital Equipment Corporation ("Digital"): (i) the stock of certain subsidiaries of Digital, including 81% of the capital stock of Rocky Mountain Magnetics, Inc., a Delaware corporation ("RMMI"), pursuant to the RMMI Stock Purchase Agreement, dated as of July 18, 1994; and (ii) certain of the other assets related to the data storage business conducted by Digital directly and through its subsidiaries, including the design, manufacture and marketing of computer disk drive, tape drive, tape media solid state memory device and magnetic recording head products and optical storage devices and technology other than CD-ROM but not including Digital's subsystems, video-server, CD-ROM media business or floppy diskette media business (the "Business"), and to assume certain specified liabilities related to the Business. The transaction closed on October 3, 1994. The Company plans to continue to use the assets in substantially the same business.

The total purchase price was $360 million, plus assumption by the Company of specified liabilities related to the Business. The purchase price is subject to post-closing reduction to the extent that the value of inventory and property, plant and equipment transferred at closing was less than specified levels or if capital expenditures made by Digital related to the Business are less than specified levels. The purchase price was paid with $290,000,000 in cash and a $70,000,000 note. The source of funds for the purchase price was existing cash from Bank of America and funds provided by a credit facility provided by a syndicate of banks managed by ABN AMRO N.V., Barclays Bank PLC and Canadian Imperial Bank of Commerce.

In addition, the Company and Digital entered into a multi-year Supply Agreement, dated as of October 3, 1994 (the "Supply Agreement"), pursuant to which the Company has agreed to sell to Digital and its subsidiaries certain products related to the Business beginning at the closing of the transaction. The Company and Digital have further agreed to negotiate in good faith an extension of the Supply Agreement within the last two quarters of the initial term although no such renewal is required under the contract. In addition, Digital has the right to issue purchase orders for certain repairs to products purchased under the Supply Agreement from the date of the purchase of such original products from the Company. Digital has also agreed to purchase certain of its and its subsidiary requirements for rigid disk drives, Digital linear tape drives, media, loaders and comparable tape products and solid state disks during the term of the Supply Agreement.

The foregoing description of the proposed transaction is qualified by the full text of the Agreement, the Amendment No. 1, the Supplemental Agreement, the RMMI Stock Purchase Agreement, dated as of July 18, 1994 among Quantum Corporation, Digital Equipment Corporation and Rocky Mountain Magnetics, Inc. and the Patent Assignment and License Agreement, dated as of October 3, 1994, by and between Digital Equipment Corporation and Quantum Corporation, copies of which have been filed as Exhibits to this Current Report on Form 8-K and are hereby incorporated herein by reference.



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SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUANTUM CORPORATION

Dated:  June 27, 1995




By:   /S/ JOSEPH T. RODGERS
	Executive VP Finance,
	Chief Financial Officer
	and Secretary